As filed with the Securities and Exchange Commission on September 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WESTERN ALLIANCE BANCORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0365922
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2700 West Sahara Avenue
Las Vegas, Nevada (Address of Principal Executive Offices)	89102 (Zip Code)
Western Alliance Bancorporation 2005 Stock Incentive Plan
(Full Title of the Plan)
Robert Sarver
President, Chief Executive Officer
Western Alliance Bancorporation
2700 West Sahara Avenue
Las Vegas, Nevada 89102
(702) 248-4200
(Name, Address and Telephone
Number, including Area Code, of Agent for Service)

With a copy to:
Steven D. Pidgeon
DLA Piper LLP (US)
2525 East Camelback Road
Suite 1000
Phoenix, Arizona 85016
(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☐	Accelerated Filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of Securities	To Be	Offering	Aggregate	Registration
To Be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee
Common stock, $0.0001 par value	2,000,000	$6.66	$13,320,000	$744

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Western Alliance Bancorporation’s shares of common stock on September 21, 2009, as reported by the New York Stock Exchange.

EXPLANATORY NOTE
     Western Alliance Bancorporation (“Western Alliance”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act”), to register an additional 2,000,000 shares of Western Alliance’s common stock, par value $0.0001 per share (the “Common Stock”), which are authorized for issuance under the Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended (the “Incentive Plan”). Western Alliance filed a Registration Statement on Form S-8 (File No. 333-127032) with the Securities and Exchange Commission (the “Commission”) on July 29, 2005 registering 3,172,394 shares of Common Stock that were authorized for issuance under the Incentive Plan. Western Alliance filed a Registration Statement on Form S-8 (File No. 333-145548) with the Commission on August 17, 2007 registering an additional 1,774,265 shares of Common Stock that were authorized for issuance under the Incentive Plan. Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 2,000,000 shares of Common Stock that are authorized for issuance under the Incentive Plan. Pursuant to such Instruction E, the contents of the Registration Statements on Form S-8 (File Nos. 333-127032 and 333-145548) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number	Description

4.1
Specimen common stock certificate of Western Alliance Bancorporation (incorporated by reference to Exhibit 4.1 of Western Alliance Bancorporation’s Registration Statement on Form S-1, File No. 333-124406, filed with the Securities and Exchange Commission on June 27, 2005, as amended).

4.2
Form of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, stock certificate (incorporated by reference to Exhibit 4.1 to Western Alliance Bancorporation’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2008).

4.3
Form of Warrant to purchase shares of Western Alliance Bancorporation common stock, dated December 12, 2003, together with a schedule of warrant holders (incorporated by reference to Exhibit 10.9 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

4.4
Warrant, dated November 21, 2008, by and between Western Alliance Bancorporation and the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to Western Alliance’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2008).

5.1	Opinion of Randall S. Theisen, Esq. regarding the validity of the common stock registered hereby.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Randall S. Theisen, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

99.1
Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended (incorporated by reference to Appendix A of Western Alliance Bancorporation’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2009).

99.2
Form of BankWest Nevada Corporation Incentive Stock Option Plan Agreement (incorporated by reference to Exhibit 10.3 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

Exhibit
Number	Description

99.3
Form of Western Alliance Bancorporation Incentive Stock Option Plan Agreement (incorporated by reference to Exhibit 10.4 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

99.4
Form of Western Alliance Bancorporation 2002 Stock Option Plan Agreement (incorporated by reference to Exhibit 10.5 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

99.5
Form of Western Alliance Bancorporation 2002 Stock Option Plan Agreement (with double trigger acceleration clause) (incorporated by reference to Exhibit 10.6 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 24, 2009.

WESTERN ALLIANCE BANCORPORATION
By:	/s/ Robert Sarver
Robert Sarver
Chairman, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     Each person whose signature appears below appoints Robert Sarver or Dale Gibbons, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution in such person’s name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature		Title	Date

By:	/s/ Robert Sarver Robert Sarver	Chairman of the Board; President and Chief Executive Officer (Principal Executive Officer)	September 24, 2009

By:	/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2009

By:	/s/ Tom Edington Tom Edington	Senior Vice President and Controller (Principal Accounting Officer)	September 24, 2009

By:	/s/ John P. Sande III John P. Sande III	Director	September 24, 2009

By:	/s/ Bruce Beach Bruce Beach	Director	September 24, 2009

By:	/s/ William S. Boyd William S. Boyd	Director	September 24, 2009

By:	/s/ Steve Hilton Steve Hilton	Director	September 24, 2009

By:	/s/ Marianne Boyd Johnson Marianne Boyd Johnson	Director	September 24, 2009

By:	/s/ Cary Mack Cary Mack	Director	September 24, 2009

By:	/s/ Arthur Marshall Arthur Marshall	Director	September 24, 2009

Name and Signature		Title	Date

By:	/s/ Todd Marshall Todd Marshall	Director	September 24, 2009

By:	M. Nafees Nagy, M.D.	Director

By:	/s/ James Nave, D.V.M. James Nave, D.V.M.	Director	September 24, 2009

By:	/s/ Donald Snyder Donald Snyder	Director	September 24, 2009

By:	/s/ Kenneth A. Vecchione Kenneth A. Vecchione	Director	September 24, 2009

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Specimen common stock certificate of Western Alliance Bancorporation (incorporated by reference to Exhibit 4.1 of Western Alliance Bancorporation’s Registration Statement on Form S-1, File No. 333-124406, filed with the Securities and Exchange Commission on June 27, 2005, as amended).

4.2
Form of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, stock certificate (incorporated by reference to Exhibit 4.1 to Western Alliance Bancorporation’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2008).

4.3
Form of Warrant to purchase shares of Western Alliance Bancorporation common stock, dated December 12, 2003, together with a schedule of warrant holders (incorporated by reference to Exhibit 10.9 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

4.4
Warrant, dated November 21, 2008, by and between Western Alliance Bancorporation and the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to Western Alliance’s Form 8-K filed with the Securities and Exchange Commission on November 25, 2008).

5.1	Opinion of Randall S. Theisen, Esq. regarding the validity of the common stock registered hereby.

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Randall S. Theisen, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

99.1
Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended (incorporated by reference to Appendix A of Western Alliance Bancorporation’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2009).

99.2
Form of BankWest Nevada Corporation Incentive Stock Option Plan Agreement (incorporated by reference to Exhibit 10.3 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

99.3
Form of Western Alliance Bancorporation Incentive Stock Option Plan Agreement (incorporated by reference to Exhibit 10.4 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

99.4
Form of Western Alliance Bancorporation 2002 Stock Option Plan Agreement (incorporated by reference to Exhibit 10.5 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).

99.5
Form of Western Alliance Bancorporation 2002 Stock Option Plan Agreement (with double trigger acceleration clause) (incorporated by reference to Exhibit 10.6 to Western Alliance Bancorporation’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 2005).